                         SECOND WHOLE ACCOUNT AGGREGATE
                   EXCESS OF LOSS RETROCESSION AGREEMENT (E2)
                                       for
                        EMPLOYERS REINSURANCE CORPORATION








                            Effective January 1, 2000



(Certain portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment)

                                    CONTENTS
                                    --------

                        EMPLOYERS REINSURANCE CORPORATION
                  SECOND WHOLE ACCOUNT AGGREGATE EXCESS OF LOSS
                           RETROCESSION AGREEMENT (E2)

                  ---------------------------------------------

  ARTICLE                                                                  PAGE
  -------                                                                  ----

      I     APPLICATION OF AGREEMENT...........................................1
     II     BUSINESS RETROCEDED................................................1
    III     RETENTION AND RETROCESSION.........................................2
     IV     EXTENDED REPORTING DATE OPTION.....................................2
      V     RETROCESSIONAIRE RESERVE DETERMINATION.............................3
     VI     DEFINITIONS......................................................3-6
    VII     RETROCESSION PREMIUM AND ADJUSTMENT................................6
   VIII     EXPERIENCE ACCOUNT BALANCE.......................................6-7
     IX     LOSS SETTLEMENTS...................................................7
      X     COMMUTATION AND EXPERIENCE REFUND..................................8
     XI     COMMUTATION APPROVAL ON CORPORATION'S POLICIES.....................8
    XII     EXPIRATION DURING LOSS.............................................9
   XIII     STOP LOSS (AGGREGATE) INCLUSION....................................9
    XIV     WARRANTY........................................................9-12
     XV     CURRENCY..........................................................12
    XVI     ACCESS TO RECORDS.................................................12
   XVII     ERRORS AND OMISSIONS..............................................12
  XVIII     TAXES.............................................................13
    XIX     OFFSET............................................................13
     XX     INSOLVENCY.....................................................13-14
    XXI     ARBITRATION....................................................14-15
   XXII     NONWAIVER.........................................................15
  XXIII     INTERMEDIARY......................................................15
   XXIV     PARTICIPATION AND SIGNATURES......................................16

                  SECOND WHOLE ACCOUNT AGGREGATE EXCESS OF LOSS
                           RETROCESSION AGREEMENT (E2)
                           entered into by and between
                        EMPLOYERS REINSURANCE CORPORATION
                              Overland Park, Kansas
                     (hereinafter called the "Corporation")
                                       and
               the Retrocessionaire specifically identified on the
                         signature page attached hereto
                   (hereinafter called the "Retrocessionaire")

                            Effective January 1, 2000

                  ---------------------------------------------

WITNESSETH
----------

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                    ---------

APPLICATION OF AGREEMENT
------------------------

This Agreement applies to all in force, new and renewal insurance and reinsurance written by the Corporation, as respects occurrences taking place anywhere in the world at or after January 1, 2000, 12:01 a.m., Central Standard Time, and prior to January 1, 2001, 12:01 a.m., Central Standard Time.


                                   ARTICLE II
                                   ----------

BUSINESS RETROCEDED
-------------------

This Agreement applies to all insurance and reinsurance business written by the Corporation covering in respect of exposures worldwide, including reinsurance assumed from subsidiary and/or affiliate companies and reinsurance assumed from the Corporation's membership in any underwriting association, excluding life business written as such, but not excluding death benefits under accident or health Policies or workers' compensation Policies.

                                   ARTICLE III
                                   -----------

RETENTION AND RETROCESSION
--------------------------

The Corporation shall retain for its own account as its own net retention, subject to the First Whole Account Aggregate Excess of Loss Retrocession Agreement (E1), all Ultimate Net Loss in the aggregate incurred during the term of this Agreement in respect of its Net Retained Liability up to and including an amount equal to XX% of Subject Gross Net Earned Premium Income (hereinafter "SGNEPI") or $X,XXX,XXX,XXX, whichever is greater.

The Retrocessionaire shall indemnify the Corporation in respect of its Net Retained Liability for all Ultimate Net Loss in the aggregate incurred during the term of this Agreement in excess of the Corporation's own net retention, up to:

A) an amount equal to the first X.XX% of SGNEPI excess of an amount equal to XX% of SGNEPI provided that the total Ultimate Net Loss incurred by the Corporation exceeds an amount equal to XXX.XX% of SGNEPI and that the First Whole Account Aggregate Excess of Loss Retrocession Agreement
         (E1) does not provide protection for an amount equal to this first X.XX% of SGNEPI, and

B) an amount equal to XX.XX% of SGNEPI excess of the sum of an amount equal to XXX.XX% of SGNEPI plus the amount recoverable under Part A of this Article III.

The Retrocessionaire's annual limit of liability in respect of Part A above shall not exceed the lesser of an amount equal to X.XX% of SGNEPI, or $XXX,XXX,XXX; nor shall the Retrocessionaire's annual limit of liability in respect of Part A and Part B above, combined, exceed the lesser of an amount equal to XX.XX% of SGNEPI, or $XXX,XXX,XXX.

Notwithstanding the above, the liability of the Retrocessionaire shall not exceed the aggregate amount of ceded Ultimate Net Loss incurred and reported by the Corporation to the Retrocessionaire as of February 1, 2001 or such alternate date as established by the Corporation under the Extended Reporting Date Option.


                                   ARTICLE IV
                                   ----------

EXTENDED REPORTING DATE OPTION
------------------------------

At the sole option of the Corporation, on or before February 1, 2001, by providing written notice to the Retrocessionaire, the Corporation may elect to establish an alternate date of not later than June 1, 2002, for reporting the aggregate amount of ceded ultimate net loss incurred for which the retrocessionaire shall be liable (hereinafter the "Alternate Date").

                                    ARTICLE V
                                    ---------

RETROCESSIONAIRE RESERVE DETERMINATION
--------------------------------------

A) The Corporation shall determine the level of total reserves for Ultimate Net Loss for the term of this Agreement and shall revise those reserves from time to time as subsequent events require. Should the Retrocessionaire disagree with the reserves posted by the Corporation for the term of this Agreement, the Retrocessionaire shall select a firm, acceptable to the Corporation, to perform an independent reserve analysis. In the event the Retrocessionaire elects to have an independent reserve analysis conducted, the loss settlement date on which the Corporation seeks payment shall be delayed until completion of the analysis, or six months past the loss settlement date, whichever first occurs. The results of the independent reserve analysis shall be binding in establishing the reserve amount for this cover until such time as a subsequent study is conducted or the Retrocessionaire and the Corporation mutually agree to changes in the reserves. The cost of such study shall be borne by the Retrocessionaire.

B) If, subsequent to the Retrocessionaire making any payments under this Agreement, the reserves for the term of this Agreement are decreased, either by action of the Corporation or in accordance with paragraph A of this Article, then the Corporation shall refund to the Retrocessionaire the excess amount paid by the Retrocessionaire as determined using the revised reserves, if any, plus the Interest Credit calculated in accordance with this Article. The Interest Credit is payable immediately for the number of days beginning with the date(s) such excess amounts were paid by the Retrocessionaire and ending at the date the Retrocessionaire is reimbursed for such excess amount paid and/or is paid the Interest Credit due.

C) The Interest Credit shall be the average of the three month U.S. Treasury Bill rate plus XXX basis points applied against the refund due to the Retrocessionaire.


                                   ARTICLE VI
                                   ----------

DEFINITIONS
-----------

As used in this Agreement:

A) The term "Ultimate Net Loss" shall mean the actual loss or losses paid or payable by the Corporation in settlement of claims or in satisfaction of awards or judgments (including prejudgment interest and plaintiff's costs included in the judgment) plus losses Incurred But Not Reported (hereinafter "IBNR") for all lines of business covered under this Agreement, subject however to the following limits within such Ultimate Net Loss:

         1)       an   aggregate   limit   for   all   Catastrophe   Losses   of
                  $X,XXX,XXX,XXX ($XXX,XXX,XXX with respect to recoveries due under Part A of Article III);

-----------------------

         2)       an aggregate sublimit for Catastrophe Losses occurring outside
                  of  the  United  States  of  America,   its   territories  and
                  possessions and Canada of $XXX,XXX,XXX; and

         3) a per occurrence limit as respects occurrences taking place on or after January 1, 2000 and prior to July 1, 2000 of $X,XXX,XXX,XXX ($XXX,XXX,XXX with respect to recoveries due under Part A of Retention and Retrocession), and a per occurrence limit as respects occurrences taking place on or after July 1, 2000 and prior to January 1, 2001 of $XXX,XXX,XXX with respect to recoveries due under Part A of Retention and Retrocession).

         Subject to the limits of this Agreement, "Ultimate Net Loss" also includes Loss In Excess Of Policy Limits and Extra Contractual Obligations losses which are incurred as a result of the Corporation's participation in any Original Policy which provides coverage for such losses, on the condition that the Corporation has, in advance of any conduct by the Original Insured in connection with the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any Original Policy, counseled with the Original Insured and concurred in the Original Insured's course of conduct.

         The amount of loss paid or payable by the Corporation shall include all claim expenses covered under the Original Policy, but shall not include the Corporation's own claim expenses. Salvages and recoveries, including recoveries under all other reinsurances, whether collected or not, are to be first deducted from the amount of the loss paid or payable to arrive at the amount of liability, if any, attaching hereunder.

B)       The term "Extra Contractual Obligations" shall mean:

         1) Eighty percent of any amount paid or payable by the Corporation in excess of its Policy limits (limited to within the limit of this Agreement however), but otherwise within the terms of its Policy (hereinafter called "Loss In Excess Of Policy Limits"), as a result of an action against it by its Insured, or its Insured's assignee, to recover damages the Corporation is legally obligated to pay because of the Corporation's alleged or actual negligence or bad faith in rejecting a settlement within its Policy limits, or in discharging its duty to defend or prepare the defense in the trial of any action against its Insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action.

         2) Eighty percent of any punitive, exemplary, compensatory or consequential damages (limited to within the limit of this Agreement however), other than Loss In Excess Of Policy Limits, paid or payable by the Corporation as a result of an action against it by its Insured, its Insured's assignee, or a third party claimant, which action alleges negligence or bad faith on the part of the Corporation in handling a claim under a Policy subject to this Agreement.

-----------------------

         The term "Extra Contractual Obligations" shall not include any amount paid or payable by the Corporation where such amount has been incurred by the Corporation due to the fraud of a member of the board of directors, a corporate officer of the Corporation or any other employee with claims settlement authority, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C) The term "Net Retained Liability" shall mean that portion of any Policy which the Corporation retains net for its own account, however gross of recoveries from the underlying First Whole Account Aggregate Excess of Loss Retrocession Agreement (E1), and in calculating the amount of Ultimate Net Loss hereunder, only loss in respect of that portion of any Policy which the Corporation retains net for its own account shall be included.

         The amount of the Retrocessionaire's liability under this Agreement shall not be increased by reason of the inability of the Corporation to collect from any other Retrocessionaire(s), whether specific or general, any amounts which may have become due from such Retrocessionaire(s), whether such inability arises from the insolvency of such other Retrocessionaire(s) or otherwise.

D) The term "Subject Gross Net Earned Premium Income" or "SGNEPI" shall mean the Corporation's subject gross premium income written less premiums paid for cancellations and reductions of rates and for other reinsurance carried by the Corporation, recoveries under which inure to the benefit of this Agreement, plus the subject gross net unearned premium at the beginning of the term, less the subject gross net unearned premium at the end of the term, said unearned premium being calculated on a monthly pro rata basis.

E) The term "Catastrophe Losses" shall mean property losses recorded by the Corporation which involve two or more Policies and total more than $X,XXX,XXX of incurred loss net of inuring protection(s).

F) The unqualified term "Policy" shall mean all binders, policies, certificates, agreements, treaties, bonds or contracts of insurance, reinsurance or retrocession accepted or held covered provisionally or otherwise underwritten by the Corporation.

G)       The term  "Original  Policy"  shall mean the  initial  binder,  policy,
         certificate,   agreement,   bond  or  contract  of  insurance  that  is
         subsequently reinsured.

-----------------------

H) The unqualified term "Insured" when used as a noun shall mean the person who obtained or is otherwise covered by insurance issued by the Corporation, or the reinsured who obtained reinsurance from the Corporation, or the retrocedent who obtained retrocession from the Corporation, as the context so requires.

I) The term "Original Insured" shall mean the entity who obtained or is otherwise covered by insurance that is subsequently reinsured or retroceded under this Agreement.


                                   ARTICLE VII
                                   -----------

RETROCESSION PREMIUM AND ADJUSTMENT
-----------------------------------

A minimum and deposit premium of $XX,XXX,XXX is due in 2000 as follows: the first installment of $XX,XXX,XXX at January 1, and installments of $X,XXX,XXX each at April 1, July 1 and October 1. The retrocession premium for Part A, Retention and Retrocession, shall be an amount equal to XX% of the amount of Ultimate Net Loss ceded and for Part B, Retention and Retrocession shall be an amount equal to XX% of the amount of Ultimate Net Loss ceded under this agreement as reported by the Corporation as of February 1, 2001, or the Alternate Date.

The retrocession premium, after deduction of the minimum and deposit premium previously paid, shall be due at February 15, 2001, or the Alternate Date. In addition to such retrocession premium, there shall be an amount paid reflecting an interest accrual from February 15, 2001 to the Alternate Date, if applicable, at the rate of X.XXX% per quarter which shall be applied to such reinsurance premium.

The Corporation shall pay to the Retrocessionaire $XX,XXX,XXX of the minimum and deposit premium at January 1, 2000. The balance of all premium, including retrocession premium due February 15, 2001, if any, shall be withheld by the Corporation in an Experience Account for the purpose of subsequent loss payments and profit sharing.


                                  ARTICLE VIII
                                  ------------

EXPERIENCE ACCOUNT BALANCE
--------------------------

The Corporation shall calculate a notional Experience Account Balance at the end of each quarter year until expiration of all of the Retrocessionaire's obligations under this Agreement. At January 1, 2000 the Experience Account Balance shall be zero. The Experience Account Balance thereafter shall equal:

--------------------------------------

         The Experience Account Balance at the inception of the quarter plus the minimum and deposit premium, if any, due during the quarter less $XX,XXX,XXX and Federal Excise Tax, if applicable
      plus the retrocession premium due hereon, if any, during the quarter less Federal Excise Tax, if applicable
     plus interest credited by applying a rate of X.XXX% against the average positive Experience Account Balance for the quarter, calculated daily less the Spread paid to the Retrocessionaire for the quarter less Ultimate Net Loss paid by the Retrocessionaire for the quarter.

"Spread" shall mean the amount equal to the following percentages of the average positive Experience Account Balance for the quarter during the following calendar years, respectively:

       A)   X.XX% during calendar year 2000;

       B)   X.XX% during calendar years 2001, 2002 and 2003;

       C)   X.XXX% during calendar years 2004, 2005 and 2006; and

       D)   X.XX% during calendar year 2007 and all calendar years thereafter.

If the Ultimate Net Loss exceeds XXX% of SGNEPI, there shall be a pro rata increase in the Spread of X.X% for each percentage point increase over XXX% of SGNEPI, subject to a maximum Spread of X.X% per calendar year. The increased Spread shall be per year, starting in calendar year 2001.

At the option of the Retrocessionaire, the accrued Spread shall be paid to the Retrocessionaire at the end of any quarter in cash or withheld in the Experience Account.


                                   ARTICLE IX
                                   ----------

LOSS SETTLEMENTS
----------------

The Corporation shall report quarterly to the Retrocessionaire the development of the incurred Ultimate Net Loss ceded by a report showing in summary format the percentage and dollar amount of Ultimate Net Loss for the term, as advised at February 1, 2001, or the Alternate Date, which has been paid by the Corporation. At such time as the amount of paid Ultimate Net Loss exceeds the retention under this Agreement, the Retrocessionaire shall reimburse the Corporation for such paid Ultimate Net Loss by payment within 30 days of the advice of amounts becoming due. To the extent the Experience Account is sufficient, the Retrocessionaire may reimburse the Corporation by consenting to the Corporation retaining for its own account from the Experience Account the amount of such paid Ultimate Net Loss.

Notwithstanding the above, the Retrocessionaire shall have no obligation to pay any part of any loss which would cause the Experience Account to be less than the product of negative XX% and the total premium ceded.

                                    ARTICLE X
                                    ---------

COMMUTATION AND EXPERIENCE REFUND
---------------------------------

This Agreement may be commuted at the Corporation's sole option by giving 90 days advance written notice at any time of its intent to so commute after expiration of the term.

If at the time of commutation the amount of ceded Ultimate Net Loss is zero, the Retrocessionaire shall pay to the Corporation a no claims bonus in the amount of $XXX,XXX.

If at the time of commutation the amount of unpaid Ultimate Net Loss is more than zero but less than or equal to the Experience Account Balance, the Retrocessionaire agrees to pay all unpaid Ultimate Net Loss as of the date of commutation.

If at the time of commutation the amount of unpaid Ultimate Net Loss is greater than the Experience Account Balance, the unpaid Ultimate Net Loss shall be commuted at an amount to be mutually agreed. If mutual agreement is not reached, then no commutation shall be permitted.

In the event that unpaid Ultimate Net Loss is commuted, the Retrocessionaire agrees to pay an experience refund equal to the positive difference, if any, between the Experience Account Balance after deduction of the accrued Spread due the Retrocessionaire, if any, which shall be paid to the Retrocessionaire at that time, and the commuted value of unpaid Ultimate Net Loss. Such payment of an experience refund shall be made by the Corporation's retention for its own account from the Experience Account.

Payment by the Retrocessionaire of the commuted unpaid Ultimate Net Loss and the experience refund, if any, shall constitute a complete and final release of the Retrocessionaire in respect of its obligations under this Agreement.

Any amount due to the Corporation as calculated above shall be payable by the Retrocessionaire within 30 days following the date of commutation.


                                   ARTICLE XI
                                   ----------

COMMUTATION APPROVAL ON CORPORATION'S POLICIES
----------------------------------------------

In the event of a commutation of any Policy resulting in the payment of Ultimate Net Loss in excess of $X,XXX,XXX prior to the time required under the Corporation's Policies for the term of this Agreement, then the paid Ultimate Net Loss under this Agreement shall be determined as if such commutation or other arrangement had not occurred. The analysis to determine both the ultimate reserve amount and the payout pattern which would have occurred on a commuted Policy shall, unless waived in writing by the Retrocessionaire, be made on the basis of an independent reserve analysis. The Retrocessionaire will select a firm acceptable to the Corporation to conduct the analysis. The Retrocessionaire shall bear the cost of such analysis and the results of such analysis shall be binding in determining the ultimate reserve amount and payout pattern for the commuted reinsurance contract.

                                   ARTICLE XII
                                   -----------

EXPIRATION DURING LOSS
----------------------

(This article applies only to property insurance and reinsurance.)

If this Agreement expires while an occurrence covered hereunder is in progress, the Retrocessionaire's liability hereunder shall, subject to the other terms and conditions of this Agreement, be determined as if the entire occurrence had taken place prior to the expiration of this Agreement, provided that no part of such occurrence is claimed against any renewal or replacement of this Agreement.


                                  ARTICLE XIII
                                  ------------

STOP LOSS (AGGREGATE) INCLUSION
-------------------------------

All aggregate Policies coming within the scope of this Agreement shall be covered on a risks attaching basis rather than on an occurrence basis. An aggregate Policy issued for a period of more than 12 months shall be considered as attaching at each anniversary date of such Policy while such Policy is in force.


                                   ARTICLE XIV
                                   -----------

WARRANTY
--------

The Corporation shall not introduce any change in its generally established practices, including but not limited to accounting, claims, acceptance and underwriting policies, in respect of the business which is the subject of this Agreement without the prior approval of the Retrocessionaire, and such approval shall not be unreasonably withheld by the Retrocessionaire. The Corporation specifically warrants that it will not change its gross line guide nor inuring protections without prior advice to and approval from the Retrocessionaire, and such approval shall not be unreasonably withheld by the Retrocessionaire.

The reinsurance program in place as of January 1, 2000 relative to Industrial Risk Insurers is:

A)  The Underlying Treaties:

    1)  First  underlying  property  per  risk   treaty  or  $XX,XXX,XXX  xs  of
        $X,XXX,XXX
         - Occurrence  limitation - none
         - Annual aggregate limit $XX,XXX,XXX
         - Amount of reinsurance placed XX%
         - ERC's net $X,XXX,XXX subject to the above mentioned limitation of the treaty

-------------------


    2) Second underlying property per risk treaty or $XX,XXX,XXX xs of $XX,XXX,XXX
         - Occurrence limitation $XX,XXX,XXX
         - Annual aggregate limit $XXX,XXX,XXX
         - Amount placed XXX%
         - ERC's net -X-, subject to the above mentioned limitations of the treaty

    Note: The association shall have sole discretion in defining risk for the purposes of each of these above two contracts and the limits and retentions for each and every risk may apply on a policy, loss, insured, account, location or amount subject basis.

    3)  Underlying Catastrophe Excess of Loss
         - Limit $XX,XXX,XXX xs of $XX,XXX,XXX
         - Reinstatement one full
         - Amount placed XX%
         - ERC's net $X,XXX,XXX subject to above mentioned limitations of the treaty

B)  The Main Program:

    1)  Per Risk Excess of Loss
         - Limit $XX,XXX,XXX xs of $XX,XXX,XXX
         - Reinstatements two full
         - Amount placed XX.XXX%
         - ERC's net $X,XXX,XXX subject to the above mentioned limitations of the treaty

    2)  Catastrophe Excess of Loss #1
         - Limit $XX,XXX,XXX xs of $XX,XXX,XXX
         - Reinstatement one full
         - Amount placed XX.XXX%
         - ERC's net $XX,XXX,XXX subject to the above mentioned limitations of the treaty

         Note: Definition of occurrence includes reinstatement of coverage in a wind event. (Coverage for two 72 hour periods within 168 hours.)

     3)  Combined Per Risk and Catastrophe Layer #1
         - Limit $XXX,XXX,XXX xs of $XXX,XXX,XXX
         - Reinstatement one full
         - Amount placed XX.XX%
         - ERC's net $XX,XXX,XXX subject to the above mentioned limitations of the treaty.

-------------------

    4)  Combined Per Risk and Catastrophe Layer #2
         - Limit $XXX,XXX,XXX xs of $XXX,XXX,XXX
         - Reinstatement one full
         - Amount placed XX.XXX%
         - ERC's net $XX,XXX,XXX subject to the above mentioned limitations of the treaty

    5)  Combined Per Risk and Catastrophe Excess of Loss Layer #3
         - Limit $XXX,XXX,XXX xs of $XXX,XXX,XXX
         - Reinstatement one full
         - Amount placed XX.XXXX%
         - ERC's net $XX,XXX,XXX subject to the above mentioned reinstatement limitations of the treaty

    6)  Per Risk Only Layer #1
         - Limit $XX,XXX,XXX xs of $XXX,XXX,XXX
         - Reinstatement one full
         - Amount placed XXX%
         - ERC's   net   $-X-  subject  to  the  above  mentioned  reinstatement
           limitations of the treaty

    7)  Per Risk Only Layer #2
         - Limit $XXX,XXX,XXX xs of $XXX,XXX,XXX
         - Reinstatement one full
         - Amount placed XXX%
         - ERC's   net   $-X-  subject  to  the  above  mentioned  reinstatement
           limitations of the treaty


The business is written in the name of IRI Association and then passed on to ERC and HSB accordingly in the ratio XX.X% of the net written premium to ERC and X.X% of the net written premium to HSB. After applying the aforementioned reinsurance structure, ERC's net is subject to the following aggregate reinsurance program.

C)  The Aggregate Program:

    1)  First Aggregate Excess
         - Limit $X,XXX,XXX xs of $XXX,XXX,XXX (in the aggregate)
         - Amount placed XX%
         - ERC's  net  $X,XXX,XXX

--------------------

1)  Second Aggregate Excess
         - Limit $XX,XXX,XXX xs of $XXX,XXX,XXX (in the aggregate)
         - Amount placed XX.X%
         - ERC's  net  $XX,XXX,XXX

1)  Third Aggregate Excess
         - Limit $XX,XXX,XXX xs of $XXX,XXX,XXX
         - Amount placed XX.XX%
         - ERC's  net  $X,XXX,XXX

1)  Fourth Aggregate Excess
         - Limit $XX,XXX,XXX xs of $XXX,XXX,XXX
         - Amount placed XX.XX%
         - ERC's  net  $X,XXX,XXX

These aggregate agreements contain a warranty that excludes losses, if any, which exceed the automatic treaty limits of the per risk and catastrophe excess program described above.


                                    ARTICLE XV
                                    ----------
CURRENCY
--------

All financial transactions contemplated by this Agreement shall be in the currency of the United States of America.


                                  ARTICLE XVI
                                  -----------

ACCESS TO RECORDS
-----------------

At any reasonable time, the Retrocessionaire or its designated representatives shall have free access to all records of the Corporation which pertain to this Agreement.


                                  ARTICLE XVII
                                  ------------

ERRORS AND OMISSIONS
--------------------

Any inadvertent delays, omissions or errors shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified upon discovery, and does not impose any greater liability upon the other party than would have attached hereunder if the delay, omission or error had not occurred.

                                                                         Page 13
                                  ARTICLE XVIII
                                  -------------

TAXES
-----

In consideration of the terms under which this Agreement is entered into, the Corporation will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada, and the Corporation will be liable for payment of all premium taxes on premium ceded under this Agreement.


                                   ARTICLE XIX
                                   -----------

OFFSET
------

The Corporation and the Retrocessionaire shall have the right to offset any balance(s) due from one to the other under this Agreement. The party asserting the right of offset may exercise such right any time whether the balance(s) due are on account of premiums or losses or otherwise. In the event of the insolvency of a party hereto, offset shall only be allowed in accordance with the provision of Section 7427 of the Insurance Law of the State of New York.


                                   ARTICLE XX
                                   ----------

INSOLVENCY
----------

In the event of the insolvency of the Corporation, the retrocession under this Agreement shall be payable directly to the Corporation or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Corporation without diminution because of the insolvency of the Corporation or because the liquidator, receiver, conservator or statutory successor of the Corporation has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Corporation shall give written notice to the Retrocessionaire of the pendency of a claim against the Corporation indicating the Policy reinsured which claim would involve a possible liability on the part of the Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Corporation or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the Court, against the Corporation as part of the expenses of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Corporation solely as a result of the defense undertaken by the Retrocessionaire.

----------------------

Where two or more Retrocessionaires are involved in the same claim and a majority in interest elect to interpose defense of such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Corporation.

It is further understood and agreed that, in the event of the insolvency of the Corporation, the retrocession under this Agreement shall be payable directly by the Retrocessionaire to the Corporation or to its liquidator, receiver, conservator or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such retrocession in the event of the insolvency of the Corporation and (b) where the Retrocessionaire with the consent of the direct Insured or Insureds has assumed such Policy obligations of the Corporation as direct obligations of the Retrocessionaire to the payees under such Policies and in substitution for the obligations of the Corporation to such payees.


                                   ARTICLE XXI
                                   -----------

ARBITRATION
-----------

As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in Overland Park, Kansas, unless otherwise mutually agreed by the Corporation and the Retrocessionaire.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or underwriters at Lloyd's, London. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to enter upon arbitration, the requesting party may choose two arbitrators who shall in turn choose an umpire before entering upon arbitration. In the event the two arbitrators fail to agree on an umpire either party shall have the right to submit the matter to the American Arbitration Association in effect at that time to name an umpire in accordance with the qualifications provided hereinabove.

Each party shall present its case to the arbitrators within 60 days following the date of their appointment. The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment upon the final decision of the board may be entered in any court of competent jurisdiction.

-----------------------

If more than one Retrocessionaire is involved in the same dispute, all such Retrocessionaires shall constitute and act as one party for purposes of this Article and communications shall be made by the Corporation to each of the Retrocessionaires constituting the one party, provided, however, that nothing shall impair the rights of such Retrocessionaires to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Retrocessionaires under the terms of this Agreement from several to joint.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. In the event both arbitrators are chosen by one party, the expense of the arbitrators and the umpire shall be jointly and equally borne between the parties. The remaining costs of the arbitration proceedings shall be allocated by the board.

This Article shall survive the termination of this Agreement.


                                  ARTICLE XXII
                                  ------------

NONWAIVER
---------

The failure of the Corporation or the Retrocessionaire to insist on compliance with this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedies contained herein, nor estop either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedies in the future.


                                  ARTICLE XXIII
                                  -------------

INTERMEDIARY
------------

Bates  Turner  Intermediaries  LLC is  hereby  recognized  as  the  Intermediary negotiating this Agreement for business hereunder. All communications (including, but not limited to, notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements) relating hereto shall be transmitted to the Corporation or the Retrocessionaire through Bates Turner Intermediaries LLC, 6329 Glenwood, Suite 200, P.O. Box 2959, Overland Park, Kansas, 66201. Payments by the Corporation to the Intermediary shall constitute payment to the Retrocessionaire to the extent of such payments. Payments by the Retrocessionaire to the Intermediary shall only constitute payment to the Corporation to the extent that such payments are actually received by the Corporation.

                                  ARTICLE XXIV
                                  ------------

PARTICIPATION AND SIGNATURES
----------------------------

This Agreement obligates the Retrocessionaire specifically identified below ("Subscribing Retrocessionaire") for XX.XX% of the liability and amounts set forth under this Agreement and the Subscribing Retrocessionaire is entitled to a corresponding part of the premiums set forth under this Agreement.

The share of the Subscribing Retrocessionaire in the interests and liabilities of all retrocessionaires in respect of this Agreement shall be separate and apart from the shares of the other retrocessionaires to this Agreement, and the interests and liabilities of the Subscribing Retrocessionaire shall be several and not joint with those of the other retrocessionaires and in no event shall the Subscribing Retrocessionaire participate in the interests and liabilities of the other retrocessionaires.


IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Agreement in triplicate.

At Overland Park, Kansas, this 24 day of August, 2000.
                               --        -----

EMPLOYERS REINSURANCE CORPORATION

By:          /s/ Jeffrey J. Cooper
   --------------------------------------

Attest:       /s/ Kimberly S. Brown
       ----------------------------------

At New York, New York, this 6th day of September, 2000.
                            ---        ---------

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
     Per AIG Reinsurance Advisors, Inc.

By:          /s/ Robert J. Coords
   --------------------------------------

Attest:       /s/ Joseph H. Unansky
       ----------------------------------